Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 30, 2016, by and among Foresight Energy LP, a Delaware limited partnership (the “Partnership”), and the other parties signatory hereto and any additional parties identified on the signature pages of any Joinder Agreement (as defined below) executed and delivered pursuant hereto (each a “Holder” and collectively, the “Holders”).

WHEREAS, the Partnership is a party to that certain Amended and Restated Transaction Support Agreement, entered into as of July 22, 2016 (together with all exhibits, schedules and attachments thereto, as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Support Agreement”), by and among the Partnership, certain subsidiaries of the Partnership, the General Partner (as defined below), the Persons (as defined below) party thereto as “Consenting Noteholders” thereunder, the Persons party thereto defined as the “Cline Group” thereunder, and Murray Energy Corp.;

WHEREAS, pursuant to the Support Agreement, the parties thereto agreed to consummate a global restructuring (the “Transaction”) of the indebtedness and other obligations of the Partnership and its subsidiaries which would involve, among other things, the exchange by the holders of the 7.875% Senior Notes due 2021 issued by certain subsidiaries of the Partnership for certain new securities of the Partnership and such subsidiaries, on the terms and subject to the conditions set forth therein;

WHEREAS, the Support Agreement provides that, as a condition precedent to the effectiveness of the Transaction, the Partnership shall enter into a registration rights agreement for the benefit of the Holders providing for registration rights in respect of resale of the Registrable Securities that may be owned by the Holders from time to time; and

WHEREAS, the Partnership and the Holders are entering into this Agreement in furtherance of the aforesaid provisions of the Support Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Partnership and each of the Holders hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“beneficially own” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule.

“Board” means the board of directors of the General Partner.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

“Commission” means the Securities and Exchange Commission.

“Common Units” means the limited partnership interests in the Partnership defined as “Common Units” under and pursuant to the Partnership Agreement.

“Counsel to the Holders” means (i) with respect to any Demand Registration Request, the counsel selected by the Holders of a majority of the Registrable Securities initially requesting such Demand Registration Request and (ii) with respect to any other offering of Registrable Securities contemplated by this Agreement, the counsel selected by the Majority Holders.

“Demand Holder” has the meaning set forth in Section 3(a).

“Demand Registration Request” has the meaning set forth in Section 3(a).

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchangeable Common Units” means the Common Units issuable upon exchange of the Exchangeable PIK Notes in accordance with the terms of the Exchangeable PIK Notes Indenture.

“Exchangeable PIK Notes” means the 15.00% Senior Secured Second Lien Exchangeable PIK Notes due 2017 issued by Foresight Energy LLC and Foresight Energy Finance Corporation pursuant to the Exchangeable PIK Notes Indenture.

“Exchangeable PIK Notes Indenture” means the Indenture, dated as of August 30, 2016, by and among Foresight Energy LLC, Foresight Energy Finance Corporation, the other Persons party thereto as “Guarantors” thereunder, Wilmington Trust, National Association, as “Trustee” thereunder and American Stock Transfer & Trust Company LLC, as “Notes Administrator” and “Exchange Agent” thereunder, as amended, supplemented or otherwise modified from time to time.

“Fungible Securities” means Common Units other than the Exchangeable Common Units and the Warrant Common Units, until the time that such Exchangeable Common Units or Warrant Common Units, as applicable, have been determined by the General Partner to have like intrinsic economic and United States federal income tax characteristics, in all material respects, to the intrinsic economic and United States federal income tax characteristics of the Common Units then held through The Depository Trust Company.

“Form S-3” means form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.

“FINRA” has the meaning set forth in Section 8.

“General Partner” means Foresight Energy GP LLC, a Delaware limited liability company, in its capacity as general partner of the Partnership, and any successor general partner of the Partnership.

“Grace Period” has the meaning set forth in Section 5(a).

“Holder” or “Holders” has the meaning set forth in the Preamble. A Person shall continue to be a Holder hereunder only so long as such Person continues to hold or beneficially own Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 10(c).

“Indemnifying Party” has the meaning set forth in Section 10(c).

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Joinder Agreement” has the meaning set forth in Section 12.

“Lockup Period” has the meaning set forth in Section 9.

“Losses” has the meaning set forth in Section 10(a).

“Majority Holders” means, with respect to any offering (other than an offering made pursuant to a Demand Registration Request), the holders or beneficial owners of a majority of the Registrable Securities to be included in such offering.

“Non-Demand Holder” means a Holder that is not a Demand Holder.

“Other Holder” has the meaning set forth in Section 6(b).

“Partnership” has the meaning set forth in the Preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 23, 2014, by and among the General Partner and the other partners of the Partnership, as amended, supplemented or otherwise modified from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 6(a).

“Piggyback Offering” has the meaning set forth in Section 6(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, collectively, (i) all Common Units (including, without limitation, any Exchangeable Common Units and Warrant Common Units) that are owned or held by any Holder from time to time, (ii) any securities issued or issuable with respect to, on account of or in exchange for Common Units that are owned or held by any Holder from time to time, whether by unit split, unit dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (iii) any securities received as a dividend or distribution in respect of any of the securities described in clauses (i) and (ii) above, in each case that are owned or held by any Holder from time to time; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective Registration Statement; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any similar provision then in effect); and (z) the date on which such Registrable Securities both (1) may be sold pursuant to Rule 144 (or any similar provision then in effect) without regard for any volume or manner of sale restrictions and (2) are beneficially owned by a Holder that, together with its Affiliates and Related Funds, beneficially owns less than ten percent (10%) of all of the issued and outstanding Common Units.

“Registration Statement” means any one or more registration statements of the Partnership filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any Shelf Registration Statement), amendments and supplements to any such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by such Person, by any Affiliate of such Person, or, if applicable, such Person’s investment manager or advisor or any Affiliate of such investment manager or advisor.

“Reserves/Murray Holders” means (i) any “Holder” as that term is defined in the Registration Rights Agreement, dated as of August 30, 2016, by and between the Partnership and Foresight Reserves, L.P. and (ii) any “Holder” as that term is defined in the Registration Rights Agreement, dated as of August 30, 2016, by and between the Partnership and Murray Energy Corporation.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415.

“Support Agreement” has the meaning set forth in the Recitals.

“Trading Market” means the principal national securities exchange in the United States on which the Common Units are listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in the Recitals.

“Transfer” has the meaning set forth in Section 12.

“Trigger Date” has the meaning set forth in Section 2(a).

“Underwritten Offering” means an offering of Registrable Securities under a Registration Statement in which the Registrable Securities are sold to an underwriter for reoffering to the public.

“Underwritten Takedown” has the meaning set forth in Section 2(c).

“Warrants” means the warrants to acquire Common Units received by the initial Holders in connection with the Transaction.

“Warrant Common Units” means the Common Units issuable upon exercise of the Warrants in accordance with the terms of the warrant certificate governing the Warrants.

2. Initial Shelf Registrations.

(a) The Partnership shall prepare a Shelf Registration Statement on Form S-3 (except if the Partnership is not eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on another appropriate form for such purpose) (the “Initial Shelf Registration Statement”), and shall include in the Initial Shelf Registration Statement all of the Registrable Securities that are Fungible Securities of each Holder; provided, however, that the Partnership shall not be obligated to file an Initial Shelf Registration Statement unless the aggregate amount of Registrable Securities that are Fungible Securities to be included in such Initial Shelf Registration Statement is equal to or greater than one percent (1%) of the aggregate outstanding Common Units. The Partnership shall file the Initial Shelf Registration Statement with the Commission within fifteen (15) days following the later of (i) October 3, 2017 and (ii) the date on which the amount of Registrable Securities that are Fungible Securities meets the percentage threshold in the preceding sentence (the “Trigger Date”). The “Plan of Distribution” section of the Initial Shelf Registration Statement shall provide for all permitted means of disposition of the Registrable Securities, including firm-commitment underwritten public offerings, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering.

(b) The Partnership shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof with the Commission and shall use its commercially reasonable efforts to keep the Initial Shelf Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the date that all securities covered by the Initial Shelf Registration Statement shall cease to be Registrable Securities.

(c) Upon the demand of one or more Holders, the Partnership shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering (each, an “Underwritten Takedown”), in the manner described in this Agreement, provided, that the number of Registrable Securities included in such “takedown” shall equal at least twenty percent (20%) of the Registrable Securities outstanding and in any event at least $20 million in value of Registrable Securities to be sold as of the date such demand is made.

3. Demand Registration

(a) At any time and from time to time on or following the 75th day after the Trigger Date and if at the time a Demand Registration Request is made a Shelf Registration Statement is not effective with respect to the Registrable Securities that are the subject of such Demand Registration Request, one or more Holders that hold or beneficially own at least ten percent (10%) of the Registrable Securities then outstanding (each such Holder, a “Demand Holder” and, collectively, the “Demand Holders”) may request in writing (a “Demand Registration Request”) that the Partnership effect the registration of all or part of such Demand Holder’s or Demand Holders’ Registrable Securities (which, in the case of Registrable Securities that are Common

Units, shall be Fungible Securities) with the Commission under and in accordance with the provisions of the Securities Act. The Partnership will file a Registration Statement covering such Demand Holder’s or Demand Holders’ Registrable Securities (which, in the case of Registrable Securities that are Common Units, shall be Fungible Securities) requested to be registered, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective, as promptly as practicable after receipt of such request; provided, however, that the Partnership will not be required to file a Registration Statement pursuant to this Section 3:

(A) if (and only to the extent that) the Registrable Securities (which, in the case of Registrable Securities that are Common Units, shall be Fungible Securities) requested to be registered are already covered by an existing and effective Registration Statement and such Registration Statement may be utilized for the offering and sale of the Registrable Securities (which, in the case of Registrable Securities that are Common Units, shall be Fungible Securities) requested to be registered; or

(B) if the number of Demand Registration Requests previously made pursuant to this Section 3(a) shall exceed three (3) in any twelve (12) month period; provided, that a Demand Registration Request shall not be considered made for purposes of this clause (B) unless the requested Registration Statement has been declared effective by the Commission for at least seventy-five percent (75%) of the amount of Registrable Securities for which registration has been requested.

(b) A Demand Registration Request shall specify (i) the then-current name and address of the Demand Holder or Demand Holders, (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then held or beneficially owned by such Demand Holder or Demand Holders and (iv) the intended means of distribution. If at the time the Demand Registration Request is made the Partnership shall be eligible to use Form S-3, the Demand Holder or Demand Holders making such request may specify that the registration be in the form of a Shelf Registration Statement.

(c) The Partnership may satisfy its obligations under Section 3(a) hereof by amending (to the extent permitted by applicable law) any registration statement previously filed by the Partnership under the Securities Act, so that such amended registration statement will permit the disposition (in accordance with the intended methods of disposition specified by the applicable Demand Holder(s) in the Demand Registration Request) of all of the Registrable Securities (which, in the case of Registrable Securities that are Common Units, shall be Fungible Securities) for which a demand for registration has been properly made under Section 3(b) hereof. If the Partnership so amends a previously filed registration statement, it will be deemed to have effected a registration for purposes of Section 3(a) hereof; provided, that the date such registration statement is amended pursuant to this Section 3(c) shall be the “first day of effectiveness” of such Registration Statement for purposes of determining the period during which the Registration Statement is required to be maintained effective in accordance with Section 3(e).

(d) Within ten (10) days after receiving a Demand Registration Request, the Partnership shall give written notice of such request to all other Holders and shall, subject to the provisions of Section 4(c) in the case of an Underwritten Offering, include in such registration all such Registrable Securities with respect to which the Partnership has received written requests for inclusion therein from such other Holders within fifteen (15) days after the Partnership’s giving of such notice, provided, that such Registrable Securities are not already covered by an existing and effective Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be registered in the manner so requested.

(e) The Partnership will use its commercially reasonable efforts to keep a Registration Statement that has become effective as contemplated by this Section 3 continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until (i) in the case of a Registration Statement other than a Shelf Registration Statement, the earlier of (x) 90 days after the effective date of the Registration Statement and (y) the time when all of the securities registered thereunder shall have been sold and (ii) in the case of a Shelf Registration Statement, the date that all securities covered by the Registration Statement shall cease to be Registrable Securities.

(f) The Demand Holder or Demand Holders making a Demand Registration Request may, at any time prior to the Effective Date of the Registration Statement relating to such Demand Registration Request, revoke their request for the Partnership to effect the registration of all or part of such Demand Holder’s or Demand Holders’ Registrable Securities by providing a written notice to the Partnership. If, pursuant to the preceding sentence, the entire Demand Registration Request is revoked, then the requested registration that has been revoked will not be deemed to have been effected for purposes of Section 3(a) and the Holders making such demand shall reimburse the Partnership for its reasonable and documented out-of-pocket expenses incurred in connection with the abandoned offering.

(g) If a Registration Statement filed pursuant to this Section 3 is a Shelf Registration Statement, then upon the demand of one or more Demand Holders, the Partnership shall facilitate a “takedown” of Registrable Securities in the form of an Underwritten Offering (which shall constitute an Underwritten Takedown for purposes of this Agreement), in the manner described in this Agreement, provided, that the number of Common Units included in such Underwritten Takedown shall equal at least twenty percent (20%) of the Registrable Securities outstanding and in any event at least $20 million in value of Registrable Securities to be sold as of the date such demand is made.

4. Procedures for Underwritten Offerings. The following procedures shall govern Underwritten Offerings pursuant to Section 2 or Section 3, whether in the case of an Underwritten Takedown or otherwise.

(a) The Majority Holders shall select one or more investment banking firm(s) of national standing to be the managing underwriter or underwriters for any Underwritten Offering pursuant to a Demand Registration Request or an Underwritten Takedown with the consent of the Partnership, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) All Holders proposing to distribute their securities through an Underwritten Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the underwriters; provided, that the underwriting agreement is in customary form and reasonably acceptable to the Majority Holders and provided, further, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Partnership or the underwriter(s) (other than customary representations and warranties regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested) or to undertake any indemnification obligations to the Partnership with respect thereto, except as otherwise provided in Section 10(b) hereof, or to the underwriter(s) with respect thereto, except to the extent of the indemnification being given to the Partnership and its controlling persons in Section 10(b) hereof.

(c) If the managing underwriter or underwriters for an Underwritten Offering advises the Partnership and the applicable Holders in writing that, in their reasonable judgment, the total number of Registrable Securities and other Common Units proposed to be included in such Underwritten Offering exceeds the number of Registrable Securities and other Common Units which can be sold in an orderly manner in such Underwritten Offering within a price range acceptable to the Majority Holders, then the number of Registrable Securities or other Common Units to be included in such Underwritten Offering will be reduced as follows: first, the Partnership shall reduce or eliminate the Common Units of the Partnership to be included by any Person other than a Holder, a Reserves/Murray Holder or the Partnership; second, the Partnership shall reduce or eliminate any Common Units of the Partnership to be included by the Partnership; third, the Partnership shall reduce the number of Common Units to be included by Reserves/Murray Holders on a pro rata basis based on the total number of Common Units requested by Reserves/Murray Holders to be included in the Underwritten Offering; and fourth the Partnership shall reduce the number of Registrable Securities to be included by Demand Holders and Non-Demand Holders on a pro rata basis based on the total number of Registrable Securities requested by the Demand Holders and Non-Demand Holders to be included in the Underwritten Offering.

(d) Within ten (10) days after receiving a request for an Underwritten Offering constituting an Underwritten Takedown from a Shelf Registration Statement, the Partnership shall give written notice of such request to all other Holders, and subject to the provisions of Section 4(c) hereof, include in such Underwritten Offering all such Registrable Securities with respect to which the Partnership has received written requests for inclusion therein within fifteen (15) days after the Partnership’s giving of such notice, provided, that such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be registered.

(e) The Partnership will not be required to undertake an Underwritten Offering pursuant to Section 2 or Section 3 if the number of Underwritten Offerings made pursuant to Section 2 or Section 3 shall exceed three (3) in any twelve (12) month period; provided, that an Underwritten Offering shall not be considered made for purposes of this Section 4(e) unless the such Underwritten Offering has resulted in the disposition by the Holders of at least seventy-five percent (75%) of the amount of Registrable Securities requested to be included.

5. Grace Periods.

(a) Notwithstanding anything to the contrary herein:

(A) the Partnership shall be entitled to postpone the filing or effectiveness of, or suspend the use of, a Registration Statement if, in the good faith judgment of the Board, such filing, effectiveness or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any bona fide material financing of the Partnership or any bona fide material transaction under consideration by the Partnership or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Partnership in a materially adverse manner, provided, that in the event such Registration Statement relates to a Demand Registration Request, the Demand Holders initiating such Demand Registration Request shall be entitled to withdraw such Demand Registration Request and, if such request is withdrawn, such withdrawn Demand Registration Request shall not count as one of the permitted Demand Registration Requests hereunder and the Partnership shall pay all registration expenses incurred in connection with such withdrawn Demand Registration Request; and

(B) at any time after a Registration Statement has been declared effective by the Commission, the Partnership may delay the disclosure of material non-public information concerning the Partnership if the disclosure of such information at the time would, in the good faith judgment of the Board, materially and adversely affect the Partnership (the period of a postponement or suspension as described in clause (A) and/or a delay described in this clause (B), a “Grace Period”).

(b) The Partnership shall promptly (i) notify the Holders in writing of the existence of the event or material non-public information giving rise to a Grace Period (provided, that the Partnership shall not disclose the content of such material non-public information to the Holders) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use commercially reasonable efforts to terminate a Grace Period as promptly as practicable and (iii) notify the Holders in writing of the date on which the Grace Period ends.

(c) Each Grace Period shall not have a duration that exceeds forty-five (45) days and no more than two (2) Grace Periods can be declared in any three hundred sixty-five (365) day period. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 5(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) of Section 5(b) and the date referred to in such notice (but in no event later than forty-five (45) days after the date on which the Grace Period begins). In the event the Partnership declares a Grace Period, the period during which the Company is required to maintain the effectiveness of the Initial Shelf Registration Statement or Registration Statement filed pursuant to a Demand Registration Request shall be extended by the number of days during which such Grace Period is in effect.

6. Piggyback Registration

(a) If at any time, and from time to time, the Partnership proposes to:

(A) file a registration statement under the Securities Act (other than a Shelf Registration Statement pursuant to Section 2(a) or a Registration Statement pursuant to Section 3(a)) with respect to an underwritten offering of any class of equity securities of the Partnership or any securities convertible or exercisable into any equity securities of the Partnership (other than with respect to a registration statement (i) on Form S-8 or any successor form thereto, (ii) on Form S-4 or any successor form thereto, or (iii) for a rights offering or on another form not available for registering the Registrable Securities for sale to the public), whether or not for its own account; or

(B) conduct an underwritten offering constituting a “takedown” of a class of equity securities of the Partnership or any securities convertible or exercisable into any equity securities of the Partnership registered under a shelf registration statement previously filed by the Partnership (other than an Underwritten Takedown pursuant to Section 2(c) or Section 3(g)), the Partnership shall give written notice (the “Piggyback Notice”) of such proposed filing or underwritten offering to the Holders at least ten (10) Business Days before (i) the anticipated filing date (in the case of an underwritten offering under a registration statement that is not a shelf registration statement) or (ii) the anticipated date of commencement of marketing efforts for such underwritten offering (in the case of an underwritten offering under a shelf registration statement). Such notice shall include the number and class of securities proposed to be registered or offered, the proposed date of filing of such registration statement or the conduct of such underwritten offering, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Partnership of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement, and shall offer the Holders the opportunity to register such amount of Registrable Securities (which, in the case of Registrable Securities that are Common Units, shall be Fungible Securities) as each Holder may request on the same terms and conditions as the registration of the Partnership’s and/or the holders of other securities of the Partnership, as the case may be (a “Piggyback Offering”). Subject to Section 6(b), the Partnership will include in each Piggyback Offering all Registrable Securities (which, in the case of Registrable Securities that are Common Units, shall be Fungible Securities) for which the Partnership has received written requests for inclusion within five (5) Business Days after the date the Piggyback Notice is given to the Holders.

(b) The Partnership will cause the managing underwriter of the proposed offering to permit the Holders that have requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Partnership. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Partnership and the applicable Holders in writing that, in their reasonable judgment, the total amount of securities (including any Registrable Securities) that the Partnership, such Holders and any other holders of securities of the Partnership entitled to participate in such offering (collectively, “Other Holders”) propose to include in such underwritten offering exceeds the number of securities of the Partnership that can be sold in an orderly manner in such Piggyback Offering within a price range acceptable to the Partnership or, in the case of an underwritten secondary offering for the account of Other Holders exercising “demand” rights, such Other Holders, then:

(A) if such Piggyback Offering is an underwritten primary offering by the Partnership for its own account, the Partnership will include in such Piggyback Offering: (i) first, all securities to be offered by the Partnership; and (ii) second, up to the full amount of securities requested to be included in such Piggyback Offering by the Holders and all Other Holders, allocated pro rata among such Holders and such Other Holders on the basis of the amount of securities requested to be included therein by each of them;

(B) if such Piggyback Offering is an underwritten secondary offering for the account of Other Holders exercising “demand” rights, the Partnership will include in such registration: (i) first, all securities of the Other Holders exercising “demand” rights requested to be included therein; (ii) second, up to the full amount of securities requested to be included in such Piggyback Offering by the Holders and any Other Holders entitled to participate therein, allocated pro rata among such Holders and Other Holders on the basis of the amount of securities requested to be included therein by each such Holder or Other Holder; and (iii) third, up to the full amount of securities proposed to be included in the registration by the Partnership;

such that, in each case, the total amount of securities (including any Registrable Securities) to be included in such Piggyback Offering is the full amount that, in the reasonable judgment of such managing underwriter, can be sold without exceeding the number of securities which can be sold in an orderly manner in such Piggyback Offering within a price range acceptable to the Partnership or, in the case of an underwritten secondary offering for the account of Other Holders exercising “demand” rights, such Other Holders.

(c) If at any time after giving a Piggyback Notice to the Holders and prior to the time sales of securities are confirmed pursuant to a Piggyback Offering, or in the case the Partnership determines for any reason not to register the Piggyback Offering, the Partnership may, at its election, give notice of its determination to all Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned Piggyback Offering, without prejudice, provided, that any such determination not to register such Piggyback Offering shall not prejudice the rights of the Holders to immediately request that a registration be effected as a registration under Section 3 of this Agreement.

(d) Any Holder of Registrable Securities requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Partnership, at least three (3) Business Days prior to the anticipated Effective Date of the Registration Statement filed in connection with such Piggyback Offering, or in the case of a Piggyback Offering constituting a “takedown” off of a shelf registration statement, at least three (3) Business Days prior to the anticipated date of the filing by the Partnership under Rule 424 of a supplemental prospectus with respect to such offering, of its intention to withdraw from that registration.

7. Registration Procedures. If and when the Partnership is required to effect any registration of Registrable Securities under the Securities Act as provided in this Agreement, the Partnership shall use its commercially reasonable efforts to:

(a) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith or forming a part thereof as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

(c) (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Partnership’s expense, furnish to the Holders whose securities are covered by such Registration Statement copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford Counsel to the Holders a reasonable opportunity to review and comment on such documents; and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Partnership, give each of the foregoing such reasonable access to all financial and other records, partnership documents and properties of the Partnership as shall be necessary, in the reasonable opinion of counsel to such Holders or any underwriter selected for an underwritten offering, to conduct a due diligence investigation for purposes of the Securities Act, and (B) upon reasonable advance notice to the Partnership and during normal business hours, provide such reasonable opportunities to discuss the business of the Partnership with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such counsel to such Holders or any underwriter selected for an underwritten offering, to conduct a due diligence investigation for purposes of the Securities Act;

(d) notify each selling Holder of Registrable Securities, promptly after the Partnership receives notice thereof, of the time when the applicable Registration Statement has been declared effective or a supplement to any Prospectus used in connection therewith or forming a part thereof has been filed;

(e) furnish to each selling Holder of Registrable Securities, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith or incorporated by reference therein and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f) (i) register or qualify all Registrable Securities and other securities, if any, covered by the applicable Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable such Holders to consummate the disposition in such jurisdictions of the securities to be sold by such Holders, except that the Partnership shall not for any such purpose be required to qualify generally to do business as a foreign limited partnership in any jurisdiction wherein it would not but for the requirements of this Section 7(f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction (other than customary stamp, duty or other similar taxes payable in connection with the offering or disposition of Registrable Securities contemplated hereby) or to consent to general service of process in any such jurisdiction;

(g) cause all Registrable Securities included in the applicable Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Partnership or Counsel to the Holders to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(h) in the case of an Underwritten Offering, obtain and, if obtained, furnish to each Holder that is named as an underwriter in the offering and each other underwriter thereof, a signed

(A) opinion of counsel for the Partnership, dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any, and

(B) “cold comfort” letter, dated the Effective Date of such Registration Statement and the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Partnership’s financial statements included or incorporated by reference in such Registration Statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountant customarily given in such an offering) in form and substance to such underwriters, if any, in each case, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to underwriters in such types of offerings of securities. Notwithstanding anything herein to the contrary, no Holder shall be designated as an “underwriter” by the Partnership in any Registration Statement without the consent of such Holder;

(i) notify each Holder of Registrable Securities included in the applicable Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Partnership chooses to suspend the use of such Registration Statement and Prospectus in accordance with the terms of this Agreement and, at the written request of any such Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(j) notify the Holders of Registrable Securities included in the applicable Registration Statement promptly of any request by the Commission for the amending or supplementing of such Registration Statement or any Prospectus used therein or forming a part thereof or for additional information;

(k) (i) advise the Holders of Registrable Securities included in the applicable Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and (ii) promptly obtain the withdrawal of any order suspending the effectiveness of any Registration Statement;

(l) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its equityholders an earnings statement, as soon as reasonably practicable (but in any case no later than thirty (30) days after the end of the period covered by such earnings statement) covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the Effective Date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and furnish to each Holder and to the managing underwriter, if any, at least ten (10) days prior to the filing thereof (or such shorter time period reasonably necessary in light of applicable legal requirements) a copy of any amendment or supplement to such Registration Statement or any Prospectus used therein or forming a part thereof;

(m) cause all Registrable Securities included in a Registration Statement (i) to be listed on a national securities exchange on which similar securities issued by the Partnership are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if the Partnership is not required pursuant to clause (i) above to list Registrable Securities on a specific national securities exchange, use its commercially reasonable efforts to list such Registrable Securities on a national securities exchange selected by the Holders beneficially owning a majority of the Registrable Securities included in a Registration Statement;

(n) (i) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof and (ii) not later than the Effective Date of a Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby;

(o) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the Holders beneficially owning a majority of the Registrable Securities included in a Registration Statement or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, in the case of an Underwritten Offering, customary indemnification; and provide reasonable cooperation, including, in the case of an Underwritten Offering, causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested;

(p) if requested by the managing underwriter(s) or the Holders beneficially owning a majority of the Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such Registrable Securities provided to the Partnership in writing by the managing underwriter(s) and/or the Holders of a majority of the Registrable Securities being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;

(q) cooperate with the Holders of Registrable Securities included in a Registration Statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such amounts and registered in such names as the managing underwriters, or, if none, the Holders beneficially owning a majority of the Registrable Securities being offered for sale, may reasonably request at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters;

(r) without limiting Section 7(f), cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(s) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Partnership, the Partnership will take all reasonable action to make any such prohibition inapplicable; and

(t) to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

8. Registration Expenses. All fees and expenses incident to the Partnership’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees of any Holder) shall be borne by the Partnership whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Units are then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Partnership in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with the Financial Industry Regulatory Authority (“FINRA”) pursuant to the FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel and accountants for the Partnership, (v) the reasonable fees and expenses incurred in connection with any road show for underwritten offerings, (vi) Securities Act liability insurance, if the Partnership so desires such insurance, and (vii) fees and expenses of all other Persons retained by the Partnership in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Partnership will pay the reasonable fees and disbursements of the Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or free writing prospectus hereunder.

9. Lockups. In connection with any Underwritten Takedown or Underwritten Offering pursuant to a Demand Registration Request or other underwritten public offering of equity securities by the Partnership, except with the written consent of the underwriters managing such offering, no Holder who participates in such offering shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Partnership, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Partnership, during the seven (7) days prior to and the ninety (90)-day period beginning on the date of closing of such offering (the “Lockup Period”), except as part of such offering, provided, that such Lockup Period restrictions are applicable on substantially similar terms to the Partnership and all of its and its subsidiaries’ executive officers and directors; provided that nothing herein will prevent any Holder from making a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate or Related Fund that is otherwise in compliance with the applicable securities laws. If requested by the Partnership’s underwriter(s), each Holder agrees to execute a lock-up agreement in favor of the Partnership’s underwriters to such effect and, in any event, that the Partnership’s underwriters in any relevant offering shall be third party beneficiaries of this Section 9. The provisions of this Section 9 will no longer apply to a Holder once such Holder ceases to beneficially own Registrable Securities.

10. Indemnification.

(a) Indemnification by the Partnership. The Partnership shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless (i) each Holder, (ii) the officers, directors, agents, partners, members, managers, stockholders, Affiliates, Related Funds and employees of each Holder, (iii) each Person who controls any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and (iv) the officers, directors, agents, partners, members, managers, stockholders, Affiliates, Related Funds and employees of each Person described in any of clauses (i), (ii) and (iii), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (x) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, (y) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (z) any violation or alleged violation by the Partnership of the Securities Act or any similar federal or state securities laws or any rule or regulation promulgated thereunder; provided, however, that the Partnership shall not be liable to any Indemnified Party to the extent that any such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Partnership by such Holder expressly for use therein or (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Partnership may otherwise have.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Partnership, its directors, officers, agents and employees, each Person who controls the Partnership (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses to which any of them may become subject to that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Partnership by such Holder expressly for use therein or (ii) to the extent, but only to the extent, that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party; and provided, further, that the Indemnifying Party shall not be entitled to assume the defense of the portion of any Proceeding that seeks any injunction or other equitable relief against the Indemnified Party without the prior written consent of the Indemnified Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless (x) such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, (y) such settlement provides solely for the payment of money and does not impose any injunctive or other equitable relief against the Indemnified Party nor require any admission or acknowledgement of liability or fault of the Indemnified Party and (z) the Indemnifying Party agrees in writing to pay such settlement in full.

Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 10(c)) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party;

provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d) Contribution. If a claim for indemnification under Section 10(a) or Section 10(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

11. Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit a Holder of Registrable Securities to sell securities of the Partnership to the public without registration, the Partnership covenants that it will (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the Commission. Upon the reasonable request of any Holder of Registrable Securities, the Partnership will deliver to such Holder a written statement as to whether it has complied with such filing and information requirements, and, if not, the specific reasons for non-compliance.

12. Transfer of Registration Rights. Any Holder may freely assign its rights hereunder on a pro rata basis in connection with any sale, transfer, assignment, or other conveyance (any of the foregoing, a “Transfer”) of Registrable Securities to any transferee or assignee; provided, that all of the following additional conditions are satisfied: (a) such Transfer is effected in accordance with applicable securities laws and (b) such transferee or assignee, if not already a party hereto, executes and delivers to the Partnership a joinder agreement in the form of Exhibit A hereto (a “Joinder Agreement”); and provided, further, that any rights assigned hereunder shall apply only in respect of the Registrable Securities that are Transferred and not in respect of any other securities that the transferee or assignee may hold.

13. Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

14. Miscellaneous.

(a) Remedies. The Holders, in addition to being entitled to exercise all rights granted under this Agreement or by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement (without posting bond or other security). The Partnership agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(b) Preservation of Rights. The Partnership shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted to the Holders hereunder unless any such more favorable rights are concurrently added to the rights granted hereunder and the Partnership has not granted any such registration rights to third parties that are still in effect.

(c) No Inconsistent Agreements. The Partnership shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement and the Partnership has not entered into any such agreement that is still in effect.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Partnership and Holders who beneficially own at least a majority of the then outstanding Registrable Securities; provided, however, that any party may give a waiver as to itself. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(e) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery, by email, or by facsimile transmission. Such notice or communication shall be deemed given, made and/or received (i) if mailed, two days after the date of mailing, (ii) if sent by national courier service, one Business Day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by email or facsimile transmission, on the Business Day such email or facsimile is transmitted, in each case as follows (or at such other address, email address or facsimile number for a party as shall be specified by like notice):

(A) If to the Partnership:

Foresight Energy LP

211 North Broadway, Suite 2600

Saint Louis, MO 63102

Attn: Rashda Buttar, General Counsel

Email: rashda.buttar@foresight.com

(B) If to the Holders (or to any of them), at their addresses, email addresses and facsimile numbers as set forth under their signatures hereto or as set forth in a Joinder Agreement, as applicable.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy). In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Holders of Registrable Securities (or any portion thereof) as such shall be for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof); provided, that such subsequent holder of Registrable Securities shall be required to execute a Joinder Agreement. No assignment or delegation of this Agreement by the Partnership, or any of the Partnership’s rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

(g) Execution and Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(h) Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(i) Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties to this Agreement consents and agrees that any action to enforce this Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City. The parties hereto consent and agree to submit to the exclusive jurisdiction of such courts. Each of the parties to this Agreement waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party and such party’s property is immune from any legal process issued by such courts or (ii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The parties hereby agree that each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 14(e) hereof, such service to become effective 10 days after such mailing, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(j) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14(j) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(k) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(l) Descriptive Headings; Interpretation; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”. The use of the words “or,” “either” or “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Partnership’s principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

(m) Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(n) Termination. The obligations of the Partnership and of any Holder, other than those obligations contained in Section 10 and this Section 14, shall terminate with respect to the Partnership and such Holder as soon as such Holder no longer beneficially owns any Registrable Securities.

(o) Determination of Fungibility. By execution of this Agreement on behalf of the Partnership in its capacity as general partner of the Partnership, the General Partner hereby agrees to reasonably determine in good faith whether Exchangeable Common Units and Warrant Common Units have like intrinsic economic and United States federal income tax characteristics, in all material respect, to the intrinsic economic and United States federal income tax characteristics of the Common Units then held through The Depository Trust Company. Such determination shall be made by the General Partner with respect to any Exchangeable Common Units or any Warrant Common Units promptly following the issuance thereof and from time to time promptly following the request for such determination by any Holder.

[Remainder Of Page Intentionally Left Blank,

Signature Pages To Follow]

HOLDER
MURRAY ENERGY CORPORATION

By:	/s/ Robert D. Moore
	Name:	Robert D. Moore
	Title:	Executive VP, COO & CFO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

BLUEMOUNTAIN MONTENVERS

MASTER FUND SCA SICAV-SIF

BLUEMOUNTAIN CREDIT

ALTERNATIVES MASTER FUND L.P.

BLUEMOUNTAIN KICKING HORSE FUND L.P.

BLUMOUNTAIN TIMBERLINE LTD.,

Severally and not jointly or jointly and not

severally

BY: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name:	David M. O’Mara
Title:	Deputy General Counsel

c/o BlueMountain Capital Management, LLC
280 Park Avenue, 12th Floor
New York, NY 10017
Attention: General Counsel
Email: legal notices@bmcm.com

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

DDJ CAPITAL MANAGEMENT, LLC, in its capacity as investment manager on behalf of the Holders it manages and/or advises

By:	/s/ David J. Breazzano
Name:	David J. Breazzano
Title:	President

c/o DDJ Capital Management, LLC
130 Turner Street, Building 3, Suite 600
Waltham, MA 02453
Facsimile: 781-419-9189
Attention: Legal Department
Email: ddjlegal@ddjcap.com

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

WADDELL & REED ADVISORS HIGH
INCOME FUND
IVY FUNDS VIP HIGH INCOME,
acting severally and not jointly or jointly and severally

BY; WADDELL REED INVESTMENT MANAGEMENT COMPANY, its Investment advisor

IVY GLOBAL INVESTORS FUND
IVY HIGH INCOME FUND
IVY HIGH INCOME OPPORTUNITIES FUND, acting severally and not jointly or jointly and severally

BY: IVY INVESTMENT MANAGEMENT COMPANY, its investment advisor

By:	/s/ Chad Gunther
Name:	Chad Gunther
Title:	Sr Vice President

c/o Waddell & Reed
6300 Lamar Avenue
Shawnee Mission, KS 66202
Facsimile: 913-236-2389
Attention: Chad Gunther
Email: cgunther@waddell.com

[Signature Page to Registration Rights Agreement]

EXHIBIT A

JOINDER AGREEMENT (“JOINDER AGREEMENT”) TO

REGISTRATION RIGHTS AGREEMENT

Reference is made to that certain Registration Rights Agreement, entered into as of [                    ], 2016, by and among Foresight Energy LP., a Delaware limited partnership (the “Partnership”) and the other parties signatory thereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”). Capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Agreement.

Pursuant to Section 12 of the Agreement, the undersigned transferee (the “Transferee”) hereby notifies the Partnership that it a transferee of [                    ] [insert type of Registrable Securities] (the “Transferred Securities”), which constitute, as of the date hereof, Registrable Securities under the Agreement.

The notice address of the Transferee is:

[ADDRESS]

[ADDRESS]

[CITY/STATE/ZIP CODE]

[FACIMILE]

[ATTENTION]

[EMAIL]

The Transferee, in connection with its acquisition of Registrable Securities, hereby agrees to become party to the Agreement as a Holder. The Transferee shall be subject to all of the obligations and restrictions and entitled to all of the rights as a Holder as set forth therein.

This Joinder Agreement shall be governed by the governing law set forth in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Transferee has executed this Joinder Agreement to Registration Rights Agreement as of [            ], [        ].

[TRANSFEREE]

By:
Name:
Title:

[Signature Page to Joinder Agreement]